                                                                   EXHIBIT 10.11


                            REVOLVING CREDIT NOTE


$250,000.00                     Dallas, Texas                September 30, 1995


        FOR VALUE RECEIVED, the undersigned, THE SANDERS COMPANIES, INC. ("Maker"), hereby unconditionally promises to pay to the order of EQUITABLE BANK ("Payee") at 17218 Preston Road, Dallas, Dallas County, Texas 75252, or at such other address given to Maker by Payee, the principal sum of TWO HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($250,000.00), or so much as advanced hereunder in lawful money of the United States of America, together with interest (calculated on the basis of a 365 day year) on the unpaid principal balance from day-to-day remaining, computed from the date of advance until maturity at the rate per annum which shall be equal to the lesser of (a) the Maximum Rate, or (b) the Floating Base Rate in effect plus two percent (2.00%). The interest rate as the date of this Revolving Credit Note is ELEVEN PERCENT (11.00%) per annum. The change of rate of interest herein shall take effect on the first calendar day of each calendar quarter following the date of this Revolving Credit Note and shall continue to fluctuate effective the first day of each calendar quarter thereafter. If at any time and from time to time the rate of interest calculated pursuant to item (b) above would exceed the Maximum Rate, thereby causing the interest payable hereon to be limited to the Maximum Rate, then any subsequent reduction in the rate specified in item (b) above shall note reduce the rate of interest hereon below the Maximum Rate until the total amount of interest accrued hereon from and after the date of the first advance hereunder equals the amount of interest which would have accrued hereon if the rate specified in item (b) above had at all times been in effect. Principal and interest are due and payable upon demand, or if not demanded as follows: Accrued interest shall be due and payable monthly, beginning October 30, 1995 and continuing on the same day of each month thereafter until September 30, 1996, at which time all unpaid principal and accrued interest shall be due and payable.

        The term "Maximum Rate," as used herein, shall mean, with respect to the holder hereof, the maximum nonusurious interest rate, if any, that at any time, or from time to time, may under applicable law be contracted for, taken, reserved, charged or received on the indebtedness evidenced by this Note.
Payee hereby notifies and discloses to Maker that, for purposes of Tex. Rev. Stat. Ann. art. 5069-1.04 as it may from time to time be amended, the "applicable rate ceiling" shall be the "indicated rate ceiling" referred to in
Article 5069-1.04(a)(1) from time to time in effect, as limited by Article 5069-1.04(b); provided, however, that to the extent permitted by applicable law, Payee reserves the right to change the "applicable rate ceiling" from time to time by further notice and disclosure to Maker; and, provided, further that the "Maximum Rate" for purposes of this Note shall not be limited to the applicable rate ceiling under Article 5069-1.04 if Federal laws or other state laws now or hereafter in effect and applicable to this Revolving Credit Note (the "Note") (and the interest contracted for, charged and collected hereunder) shall permit a higher rate of interest.

contracted for, charged, or received by the holder thereof to exceed the maximum amount of interest permissible under applicable law, the excessive interest shall be applied to the reduction of the unpaid principal balance hereof and not to the payment of interest, or if such excessive interest exceeds the unpaid principal balance hereof such excess shall be refunded to Maker. All interest paid or agreed to be paid to the holder hereof shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full period until payment in full of the principal (including the period of any renewal or extension hereof) so that the interest hereon for such full period shall not exceed the maximum amount permitted by applicable law.

        Maker may borrow, repay and reborrow funds under this Note during the term of this Note so long as outstanding principal does not exceed the lesser of the Borrowing Base as defined in the Revolving Loan and Security Agreement dated September 30, 1994 or $250,000.00; except as such reborrowing and borrowing is otherwise restricted pursuant to the terms of the Revolving Loan and Security Agreement and the other loan documents now or hereafter executed in connection with this Note.

        This Note has been executed and delivered pursuant to, and is subject to certain terms and conditions set forth in, that certain Revolving Loan and Security Agreement between Maker and Payee, executed as of September 30, 1994, and is the "Note" referred to therein. The Holder of this Note shall be entitled to the benefits provided in the Revolving Loan and Security Agreement. Reference is made to the Revolving Loan and Security Agreement for a Statement of any obligation of Payee to advance funds hereunder and the additional events upon which the maturity of this Note may be accelerated.

        Upon the failure of the Maker to pay any portion of this Note, Payee is hereby authorized at any time and from time to time, without notice to Maker (any such notice beting expressly waived by each such Maker), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held, and other indebtedness at any time owing, by the Payee to or for the credit or the account of any Maker, against any and all obligations of such Maker now or hereafter existing under this Note, irrespective or whether or not Payee shall have made demand under this Note and although such obligations may be contingent and unmatured. The rights of the Payee under this section are in addition to all other rights and remedies (including, without limitation, other rights of offset which Payee may have hereunder or under any applicable law).

        This Note is given in renewal and extension and as a supplemental promissory note to that certain promissory Note dated September 30, 1994 in the orignal face amount of $200,000.00, which has been increased to $250,000.00 as evidenced by Modification of Promissory Note effective, August 29, 1995 evidencing the participation of the U.S. Small Business Administration in SBA Loan No. GP-GRN-750,200,30-01-DAL.

        This Note is being executed and delivered, in Dallas County, Texas. All obligations, covenants, and terms of payment are expressly performable solely in Dallas County, Texas.

The substantive laws of the State of Texas shall govern the validity, construction, enforcement and interpretation of this Note. In the event of a dispute involving this Note or any other instruments executed in connection herewith the undersigned irrevocably agrees that venue for such dispute shall lie in any court or competent jurisdiction in Dallas County, Texas.



                                        THE SANDERS COMPANIES, INC.



                                        By: /s/ LEE B. SANDERS
                                           -------------------------
                                           Lee B. Sanders, Chairman

[SBA LOGO]

                       U.S. SMALL BUSINESS ADMINISTRATION
                       DALLAS/FORT WORTH DISTRICT OFFICE
                       4300 AMON CARTER BLVD., SUITE 114
                            FORT WORTH, TEXAS 76155

                        AUTHORIZATION AND LOAN AGREEMENT
                         CAS-GREEN LINE GUARANTY LOANS

                                            LOAN NUMBER GP-GRN-750,200-30-01-DAL

EQUITABLE BANK
17218 PRESTON ROAD
DALLAS, TEXAS 75252

Your request dated July 31, 1994, for SBA to Guarantee 75% of a Revolving Line of Credit Loan in the amount of $200,000,00 to be made by lender to

CURRENT MAILING ADDRESS:                      BUSINESS LOCATION:
------------------------                      ------------------
THE SANDERS COMPANIES, INC.
1327 EMPIRE CENTRAL, SUITE 266                     SAME
DALLAS, TEXAS 75247

is hereby approved pursuant to Section 7(a) of the Small Business Act as amended.

1.       THE FOLLOWING FORMS ARE HEREWITH ENCLOSED:

         a. The original copy of this Authorization shall be executed at the time of first disbursement and retained in loan file by the Lender. (A copy of the Authorization and all documents should be given to the Borrower.) Please return one signed copy of the Authorization to this office.

         b. SBA Note (Form 147 only). The original must be retained by you and a certified copy must be sent to SBA immediately after first disbursement.

         c. Copies of the SBA Settlement Sheet, Form 1050, are to be completed and executed by Lender and Borrower to reflect each disbursement. Prompt reporting of disbursements is necessary. Return the yellow copy only to SBA Multiple disbursements may be included on one Settlement Sheet using a second page (bond paper) if necessary.

         d. Compensation Agreements, Form 159, shall be executed by Borrower, his representative and Lender and returned to SBA if Borrower has employed an attorney, accountant or other representative, or if Borrower is charged fees for services by Lender or an associate of Lender. If no such fees have been charged, please write "None" and return the original form, executed by the Lender and the Borrower, to SBA.





SBA FORM 529G-CAS (DALLAS D/O REVISED 6/28/93)                            PAGE 1
(PREV. EDITIONS OBSOLETE)

         ADDITIONAL FORMS NEEDED
         GUARANTY, SBA 148 - A SAMPLE TO USE IN COMPLETING THIS FORM IS ALSO ENCLOSED. ALL BLANKS MUST BE COMPLETED PROPERLY. THIS IS A VERY IMPORTANT DOCUMENT FOR THE COLLATERALIZATION OF THE LOAN. RETURN ONE EXECUTED COPY.

         RESOLUTION OF BOARD OF DIRECTORS, SBA 160 - RETURN EXECUTED ORIGINAL TO SBA.

         COPIES OF THE FOLLOWING DOCUMENTS ARE NOT REQUIRED BY SBA AT THIS TIME. THE ORIGINAL OF EACH MUST BE RETAINED IN YOUR COLLATERAL FILE; AND IN THE EVENT OF A REQUEST FOR SBA TO PURCHASE ITS GUARANTY AT A LATER DATE, THE PROPERLY EXECUTED ORIGINALS WILL BE REQUIRED.

         (1) LESSOR'S AGREEMENT, DAL VI FORM 66, OR FORM SATISFACTORY TO LENDER THAT CONTAINS A LANDLORD'S WAIVER.

GUARANTY FEE

SBA's Guaranty fee is 2% of guaranteed loan amount, or $3,000.00. This fee must be paid by the Lender within 90 days of the date of this Authorization in order to prevent jeopardizing the SBA guaranty. Lender may charge the Borrower for such fee only after Lender has paid the fee and an initial disbursement has been made. Such fee may be deducted from the loan proceeds.

2.       THIS AUTHORIZATION IS SUBJECT TO:

         (a) Provisions of the Agreement (Form 750 or 750B, as applicable) between Lender and SBA dated 5/12/87.

         (b) First disbursement of the Revolving Line of Credit being made not later than six (6) months, and no disbursement being made later than nine (9) months from the date of the Revolving Line of Credit Note, unless such time is extended pursuant to prior written consent by SBA.

         (c) Receipt by Lender of evidence that there has been no unremedied adverse change since the date of the Application, or since any of the preceding disbursements, in the financial or any other condition of Borrower, which would warrant withholding or not making any such disbursement or any further disbursement.

         (d) The representations made by Borrower in its loan application, the requirements or conditions set forth in Lender's application form, including the supporting documents thereto, the conditions set forth herein and any future conditions imposed by Lender (with prior SBA approval).

3.       TERMS OF LOAN:

         (a)     Repayment term, interest rate(s), and maturity,

                 (1) This Revolving Line of Credit shall commence with date of Master Note and shall expire sixty (60)





SBA FORM 529G-CAS (DALLAS D/O REVISED 6/28/93)                            PAGE 2
(PREV. EDITIONS OBSOLETE)
                 months thereafter. Disbursement of funds beyond the expiration date is not authorized.

                 (2) Master Note on SBA Form 147 in the amount of $200,000.00, payable sixty months (60) from date of Note;

                 (3) Initial interest rate shall be nine and one quarter percent (9.25%);

                 (4) Interest rate shall vary each quarter and shall not exceed prime lending rate plus two percent (2.0%).

                 (5) Upon approval of Equitable Bank any principal balance remaining outstanding at maturity will be amortized over a period not to exceed twelve (12) months. It is further provided that each said installment shall be applied first to interest accrued to the date of receipt of said installment, and the balance, if any, to said principal.

                 (6) ANY ADVANCE UNDER THE MASTER NOTE OR LENDER'S SUPPLEMENTAL NOTES WILL HAVE A SPECIFIC REPAYMENT DATE TO BE SET, BASED ON THE PAYMENT SCHEDULE OF THE CONTRACT, INVENTORY TURNOVER, RECEIVABLE COLLECTION AND THE LIKE.

                 (7) The Current Asset Supported Green Line permits a Lender to charge an extraordinary servicing fee of two percent (2.0%) per annum (may not exceed 2%) on the outstanding principal balance, payable monthly.

         (b)     Use of Proceeds:

                 (1) Approximately $180,000.00 for working capital to be disbursed by Lender as deemed necessary.

                 (4) Approximately $20,000.00 to pay existing short term loans for operating capital purposes, as follows:

                          (a) First Texas Bank, approximately $20,000.00.

                 TOTAL LOAN AMOUNT $200,000.00

         (c)     Collateral:

                 (1) If any of the collateral pledged as security for this loan is sold in bulk or outside the normal course of business, the entire debt shall become due and payable at the option of the lender.

                 (2) First Lien evidenced by Security Agreement(s) and UCC-1 filing(s) on inventory and accounts receivable now owned and hereafter acquired, including proceeds.

                 (3) Prior to first disbursement, the appropriate UCC lien searches must be made to determine Lender's priority of lien. Certificate of Search must be obtained from County Clerk and Secretary of State, including search of the Federal Tax Lien Records, State Tax Lien Records, and Judgement Lien Records.

                 (4) Pledge to Lender by Lee B. Sanders of all shares of stock in The Sanders Companies, Inc. Lender is to retain stock certificates in its possession until pledge is reassigned or released.

                 (5)      Personal guaranty on SBA Form 148 executed by Lee B.
                 Sanders.





SBA FORM 529G-CAS (DALLAS D/O REVISED 6/28/93)                            PAGE 3
(PREV. EDITIONS OBSOLETE)

                 (6) Corporate guaranty on SBA Form 148 executed by Tri-Star Aircraft Services, Inc., along with appropriate specific resolution authorizing such guaranty.

                 (7) Corporate guaranty on SBA Form 148 executed by Tri-Star Airline Services, Inc., along with appropriate specific resolution authorizing such guaranty.

4. To further induce Lender to make and SBA to guaranty this Loan, Lender and SBA impose the following conditions:

         (a)     Execution of all documents required in Item 1 above.

         (b) Reimbursable Expenses. Borrower will, on demand, reimburse Lender for any and all expenses incurred, or which may be hereafter incurred, by Lender from time to time in connection with or by reason of Borrower's application for, and the making and administration of the Loan.

         (c) Books, Records, and Reports. Borrower will at all times keep proper books of account in a manner satisfactory to Lender and/or SBA. Borrower hereby authorizes Lender or SBA to make or cause to be made, at Borrower's expense and in such manner and at such times as Lender or SBA may require, (a) inspections and audits of any books, records and papers in the custody or control of Borrower or others, relating to Borrower's financial or business conditions, including the making of copies thereof and extracts therefrom and (b) inspections and appraisals of any of Borrower's assets. Borrower will furnish to Lender and SBA for the six month period ending June 30, 1994 and quarterly thereafter (no later than 2 months following the expiration of any such period) and at such other times and in such form as Lender may prescribe, Borrower's financial and operating statements. Borrower hereby authorizes all Federal, State and municipal authorities to furnish reports of examinations, records, and other information relating to the conditions and affairs of Borrower and any desired information from reports, returns, files and records of such authorities upon request therefor by Lender or SBA.

         ANNUAL PERSONAL FINANCIAL STATEMENT AND TAX RETURN FOR LEE B. SANDERS TO BE FURNISHED TO LENDER.

         (d) Borrower shall not execute any contracts for management consulting services without prior approval of Lender and SBA.

         (e) Dilutions and Compensation. Borrower will not, without the prior written consent of Lender or SBA (a) if Borrower is a corporation, declare or pay any dividend or make any distribution upon its capital stock, or purchase or retire any of its capital stock, or consolidate, or merge with any other company, or give any preferential treatment, make any advance, directly or indirectly, by way of loan, gift, bonus, or otherwise, to any company directly or indirectly controlling or affiliated with or controlled by Borrower, or any other company, or to any officer, director or employee of Borrower, or of any such company, (b) if Borrower is a partnership or individual make any distribution of assets of the business of Borrower, other than reasonable compensation for services, or give any preferential treatment, make any advance directly or indirectly, by way of loan, gift bonus, or otherwise, to any partner or any of its employees or to any company directly or indirectly controlling or affiliated with or controlled by Borrower, or any other company.





SBA FORM 529G-CAS (DALLAS D/O REVISED 6/28/93)                            PAGE 4
(PREV. EDITIONS OBSOLETE)

         (f)     Other Provisions:

                 (1) Prior to any disbursement, all collateral required above must be pledged and any liens perfected and lien searches obtained showing Lender in the required position.

                 (2) Note (SBA Form 147) and all loan documents to be executed by corporate officers authorized in a Resolution of Board of Directors.

                 (3) Assignment of life insurance on Lee B. Sanders in the amount of $200,000.00. Disbursement must be made upon receipt of evidence from insurance company or its agent that the named insured has applied for insurance in at least the indicated amount and has paid the first month premium.

                 (4) Hazard insurance must be obtained by the Borrower in an amount sufficient to protect Lender's interest in collateral with Lender shown as Loss Payee.

                 (5) The Borrower agrees to obtain Federal Flood Insurance if any proceeds of this loan will be used to improve property located, or to be located, in a presently classified Special Flood Hazard Area or if any collateral securing this loan is located or is to be located in such area. The amount of required flood insurance is the lesser of (1) the insurable value of the property, or (2) the maximum amount of insurance available.

                 (6) Written subordination of landlord's lien on premises located at 1327 Empire Central, Suite 266, Dallas, Texas and 5225 Voyager Drive at Redbird Airport, Dallas, Texas.

                 (7) Prior to first disbursement, Borrower must furnish to Lender an executed copy of lease indicating a term for at least the term of the loan (options for renewal are acceptable).

                 (8) Lender to have received, and provided copy to SBA, evidence of corporate good standing with Texas Secretary of State's Office.

                 (9) Prior to first disbursement, Borrower shall furnish to Lender an Employer Identification Number issued by Internal Revenue Service.

                 (10)     Borrower represents, warrants and acknowledges that:

                          (a) At the time it submitted its loan application it was and shall continue to be in compliance with all local state, and federal laws and regulations pertaining to hazardous substances;

                          (b)     Borrower has no knowledge of any
                                  contamination from hazardous substances of any real or personal property pledged as collateral for this loan which is in violation of any such laws and regulations;

                          (c) Borrower assumes full responsibility for all costs incurred in any clean-up involving hazardous substances and agrees to indemnify Lender and SBA against payment of any such costs, and further agrees to execute a separate indemnification agreement if demanded by Lender or SBA;

                          (d) Until full repayment of the loan, Borrower shall promptly notify Lender and SBA if it knows, suspects or believes there may be any hazardous substance in or around the real property securing this loan or if Borrower and/or such property are subject to any investigation by any





SBA FORM 529G-CAS (DALLAS D/O REVISED 6/28/93)                            PAGE 5
(PREV. EDITIONS OBSOLETE)

                                  Governmental agency pertaining to any
                                  hazardous substance.

                 (11) Prior to disbursement, Lender will make reasonable inquiry to insure that Borrower is current on all Federal and State taxes, including, but not limited to, income taxes, payroll taxes, real estate taxes and sales taxes. Borrower to execute an affidavit certifying that all taxes are current and future taxes will be paid when due.

                 (12) Lender agrees that, in the event of a default by the Borrower, it will execute any right of off-set available to it. All funds received are to be placed against the outstanding loan balance prior to the bank requesting that SBA honor its guaranty.

                 (13) By execution of this Agreement, Borrower certifies that the financial information contained in the Loan Application upon which this Authorization and Loan Agreement is predicated, represents an accurate statement of its assets and liabilities as of this date. Those persons executing this Agreement acknowledge both in their representative capacity and as individual obligors that the Lender and SBA's approval of this loan is given in reasonable reliance on the accuracy of all financial information contained in said Application.

         (g)     Green Line Provisions:

                 (1) BORROWER SHALL SUBMIT TO LENDER, IN FORM AND SUBSTANCE SATISFACTORY TO LENDER, THE FOLLOWING:

                          1.      Prior to initial disbursement:

                                  a. Satisfactory evidence that all taxes are current and that a depository plan for the payment of future withholding taxes is in place.

                                  b.       Detailed cash flow projection by
                                  month for the next twelve month period.

                          2. Prior to each disbursement, documentation in support of the advance being requested (account receivable invoice, purchase order, contract, etc.). A physical inventory may be required by Lender/SBA.

                          3. Prior to initial disbursement and Monthly thereafter:

                                  a.       A listing and aging of accounts
                                           receivable and payable.

                                  b. A description of its inventory and a certification of inventory values, conforming to generally accepted accounting principles. A physical inventory many be required by
                                           Lender/SBA at periodic intervals.

                                  c.       A report of net sales and total
                                           collections.

                          4. Annually: A detailed cash flow projection, by the month, for the twelve month period commencing with the date of submission of the application.

                 (2) For as long as any balance on the GREEN LINE is outstanding, Borrower agrees not to borrow any





SBA FORM 529G-CAS (DALLAS D/O REVISED 6/28/93)                            PAGE 6
(PREV. EDITIONS OBSOLETE)
                 additional funds without the prior written consent of the Lender.

                 (3) Such other conditions as Lender may deem appropriate and desirable, and which are not inconsistent with this Authorization and Loan Agreement or with the Loan Guaranty Agreement (SBA Form 750B), provided, however, that such conditions do not establish any preference in favor of Lender.

                 (4) UNTIL THE GREEN LINE GUARANTY OBLIGATION OF SBA TO LENDER HAS TERMINATED, LENDER SHALL SERVICE AND MAINTAIN THE GREEN LINE IN A PRUDENT MANNER. LENDER ALSO SHALL:

                          1.      Monthly:

                                  a.       Review Borrower's descriptions and
                                           certifications as to inventories to
                                           assess salability.

                                  b.       Review Borrower's listing and aging
                                           of accounts receivable to determine
                                           trade accounts receivable arising
                                           within 90 days prior to any advance.

                                  c.       Review and analyze Borrower's
                                           projected cash flow statements and
                                           inventory/accounts receivable
                                           reports to ascertain financial
                                           viability of Borrower's operations.

                                  d.       Be able to show that the
                                           advance/disbursement formula has not
                                           been exceeded.  At no time will
                                           advances that are collateralized by
                                           trade receivables and inventory
                                           exceed 70% of the trade receivables
                                           due within 60 days, plus 50% of the
                                           inventory that is considered readily
                                           saleable.

                          2.      Semi-annually:

                                  a.       Lender agrees to file a FUNDS
                                           DISBURSEMENT REPORT as of December
                                           31st and June 30th of each year, 30
                                           days after the close of each
                                           six-month period, which lists the
                                           Borrower's name, the loan number,
                                           and the number and amount of dollars
                                           that were disbursed by Lender to
                                           Borrower during that previous six-
                                           month period.

                          3.      Annually:

                                  a. Submit to SBA, within 120 days after the close of annual period, a report and analysis of the Borrower's annual cash flow statements, inventory, and accounts receivable and payable.

                          4. Supplement the procedures identified above with such examinations of Borrower records, inspections of Borrower's inventories, confirmations of Borrower's receivables, and such other analytic and financial tests as prudent lending practice may require.

                          5. Maintain the information and documents arising in connection with the foregoing procedures and make it available to SBA during normal banking hours.

                          6. Lender shall promptly advise SBA of any Borrower default or delinquency in regard to this Green Line loan or other Borrower financial obligations of which the Lender has knowledge.

                 (5) Lender, in the case of default, will exercise any right of offset available to it. All funds received by





SBA FORM 529G-CAS (DALLAS D/O REVISED 6/28/93)                            PAGE 7
(PREV. EDITIONS OBSOLETE)
                 offset are to be applied to the outstanding loan balance prior to requesting that SBA honor its guaranty.

                 (6) Borrower understands they may borrow, repay, and reborrow on a revolving basis pursuant to the Note, but the outstanding principal balance will never exceed the face amount of the Note. Holder has no obligation to advance the face amount of the Note, and any and all advances are in the discretion of the holder. Borrower further understands if an installment payment or other payment is not received within thirty days of the due date, no further advances may be made until the Note is brought current.





SBA FORM 529G-CAS (DALLAS D/O REVISED 6/28/93)                            PAGE 8
(PREV. EDITIONS OBSOLETE)

5. PARTIES AFFECTED. This Agreement shall be binding upon Borrower and Borrower's successors and assigns. No provision stated herein shall be waived without the prior written consent of SBA. The Loan shall be administered as provided in the Guaranty Agreement.

         THIS AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN AND AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN AND AMONG THE PARTIES.

                        ERSKINE B. BOWLES, Administrator


BY: /s/ JAMES S. REED                                   AUG. 22, 1994
   --------------------------------------------------------------------
   James S. Reed, District Director               Date of Authorization


Borrower hereby agrees to the conditions imposed herein, and further acknowledges that this Authorization and Loan Agreement does not create a commitment by Lender to disburse any funds pursuant hereto:

ATTEST:                                THE SANDERS COMPANIES, INC.


/s/ LEE SANDERS 9-30-94             BY: /s/ LEE B. SANDERS             9-30-94
------------------------               ---------------------------------------
 , Secretary     Date                  Lee B. Sanders, Chairman and CEO   Date

In consideration of SBA's guarantee of the loan to be made by Lender to Borrower, Lender hereby acknowledges acceptance of the conditions imposed herein.

ATTEST:                                EQUITABLE BANK


                                    BY: /s/ ROBERTA J. MIKULA, S.V.P.  9-30-94
------------------------               ---------------------------------------
                                       Roberta J. Mikula,                 Date
                                       Senior Vice President

NOTE: CORPORATE BORROWERS MUST EXECUTE THIS AUTHORIZATION, IN CORPORATE NAME BY DULY AUTHORIZED OFFICER INDICATING OFFICE HELD; PARTNERSHIP BORROWERS MUST EXECUTE IN FIRM NAME, TOGETHER WITH SIGNATURE OF ALL GENERAL PARTNERS.





SBA FORM 529G-CAS (DALLAS D/O REVISED 6/28/93)                            PAGE 9
(PREV. EDITIONS OBSOLETE)